Exhibit 99.1

Somera Reports Results for Second Quarter of 2003

Highlights:

-	Q2 2003 revenues flat with Q1 2003

-	Announces contracts with major wireless/wireline operators

-	Forms strategic partnerships with Accenture and Brightstar

SANTA BARBARA, Calif—July 24, 2003—Somera Communications, Inc. (NASDAQ: SMRA), a provider of network equipment redeployment planning and execution solutions, today announced financial results for the second quarter ended June 30, 2003. Revenue for the second quarter of 2003 was $36.0 million compared to $35.8 million reported in the first quarter of 2003.

During the second quarter, the company conducted its annual review of its intangible assets. The review resulted in a pre-tax impairment charge of $24.8 million to revalue goodwill. In addition, the Company reviewed its long-lived assets for impairment and recorded a pre-tax charge of $522,000 to write-down certain intangible assets. Including these charges, the Company’s second-quarter net loss under accounting principles generally accepted in the United States (GAAP) was $22.8 million or $0.46 per share, compared to a net loss of $2.1 million or $0.04 per share in the prior quarter.

Excluding non-cash pre-tax charges of $25.3 million for the impairment of goodwill and intangible assets, net loss before income taxes for the second quarter would have been $3.7 million. Excluding these charges and including the tax benefit, net loss would have been $2.4 million or $0.05 per share.

The Company reported a strong balance sheet with $46.0 million in cash and no long-term debt.

“While market conditions continued to present operating challenges, we experienced some positive developments in key strategic areas,” said Rick Darnaby, CEO of Somera. “Customers continued to focus on efficient asset management to stretch capital budgets and gain operating efficiencies. We’re supporting this important objective through the contracts we have signed with customers like Cingular, Qwest, and Western Wireless. And, to strengthen our capabilities to execute these agreements, we’ve formed an exclusive partnership with Brightstar and a non-exclusive partnership with Accenture. Further, we’re nearing completion of our world-class technology integration and deployment center in Dallas and we’ve strategically aligned our sales, purchasing, and operations to cover the market better.”

Added Darnaby, “We’ve been able to make progress in these key areas while applying rigor and discipline to expense management. We’ve taken more than $2 million per quarter out of our cost structure since last fall. We will continue to apply this same discipline in executing our strategic initiatives.”

Outlook

The Company will not be providing guidance at this time due to the lack of predictability of telecommunications spending in the third and fourth quarters of 2003.

“I think we’re not alone when we say that predictability in 2003 remains difficult. With some degree of caution, I would say that we’re seeing signs of stabilization in our industry. Although we’ve experienced some positive traction in key areas of our business, there’s little to suggest that operators will return to consistent and predicable spending levels,” said Darnaby.

“We believe our business foundation is solid. Our focus will remain on executing our plan for future growth, while applying rigor and discipline to our spending, maintaining strong balance sheet metrics, and building shareholder value over the long-term,” concluded Darnaby.

Teleconference and Webcast

Management’s teleconference is scheduled for 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time and is open to everyone. Please dial 1-800-838-4403 at least five minutes before start time. The call will be simultaneously webcast on the Investor Relations page of the Somera web site at www.somera.com. Interested listeners will need to have Microsoft Media Player installed on their computers. A replay will be available from one hour after the call ends through August 24, 2003, 11:59 p.m. Eastern Time/8:59 p.m. Pacific Time, at 1-800-428-6051, passcode 300285.

About Somera Communications

Somera provides redeployment planning and execution programs designed to help telecom operators better manage their networks and equipment asset base more efficiently and cost-effectively. The company’s unique equipment and services offerings directly support its customers’ need to optimize their networks while stretching capital budgets and lowering operating expenses. Somera provides quality, tested new and redeployed equipment, equipment disposition programs to transform idle assets into needed currency, and equipment services for planning, deployment, and maintenance. Founded in 1995, Somera has developed an impressive base of over 1,400 customers worldwide, including the industry leaders from each segment of the telecommunications market. Visit Somera on the web at www.somera.com.

This news release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including those regarding expected customer spending levels for 2003 and Somera’s areas of business focus for the remainder of 2003. Forward-looking statements involve a number of risks and uncertainties including, but not limited to, general economic conditions particularly affecting the telecommunications industry; capital equipment spending levels in the telecommunications industry; the impact of competition in the market for supplying equipment to telecommunications operators; the risk of potential shortage of product supply; Somera’s ability to expand international operations and build services capabilities; risks related to any accounting adjustments; and other factors fully described in the company’s reports to the Securities and Exchange Commission (SEC), including, but not limited to, the Annual Report on Form 10-K for the fiscal year ended

December 31, 2002, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2003. Actual results may differ materially from the statements contained in this news release. The company does not undertake to update any forward-looking statements that may be made by or on behalf of the company. Copies of Somera’s SEC filings may be obtained by contacting Investor Relations, Somera Communications, at 1-805-681-3322.

Non-GAAP Financial Measures

This press release contains operating results that are not in accordance with GAAP because they exclude identified non-cash charges relating to impairment of goodwill and write-down of certain intangible assets. The approximate amount of the excluded charges is stated in this release so that net loss per share results excluding these charges can be reconciled to GAAP results. The net loss results which exclude these charges should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and may be different from non-GAAP financial measures used by others. Somera management uses this measure in evaluating the potential impact of certain operating decisions on projected financial results, in comparing the Company’s historical operating results and in comparing to competitors’ operating results. Somera includes this measure in this press release because it believes this measure enhances comparability of Somera’s results of operations to operating results Somera historically has reported and to financial models and expectations of securities analysts.

SOMERA COMMUNICATIONS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

ASSETS	June 30, 2003	December 31, 2002
Current assets:
Cash and investments	$45,969	$50,431
Accounts receivable, net	18,860	25,065
Inventories, net	18,906	25,480
Deferred tax asset, current portion	4,811	7,422
Other current assets	5,655	5,924
Total current assets	94,201	114,322

Property and equipment, net	7,685	7,064
Deferred tax asset, net of current portion	19,433	13,891
Other assets	1,700	1,838
Intangible assets	1,976	27,975

Total assets	$124,995	$165,090

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,365	$19,910
Accrued compensation	2,533	3,105
Other accrued liabilities	4,108	8,292
Deferred revenue	3,139	5,683
Income taxes payable	391	—

Total current liabilities	21,536	36,990

Stockholders’ equity	103,459	128,100

Total liabilities and stockholders’ equity	124,995	165,090

SOMERA COMMUNICATIONS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Equipment revenue	$31,099	$45,601	63,357	97,269
Service revenue	4,855	3,616	8,434	6,949

Total revenue	35,954	49,217	71,791	104,218

Equipment cost of revenue	22,478	30,445	45,781	64,303
Service cost of revenue	4,424	2,516	7,022	4,867

Total cost of revenue	26,902	32,961	52,803	69,170

Gross profit	9,052	16,256	18,988	35,048

Operating expenses:
Selling, general and administrative	12,695	14,963	25,937	27,729
Amortization of intangible assets	326	127	652	254
Impairment of goodwill and intangible assets	25,329	—	25,329	—

Total operating expenses	38,350	15,090	51,918	27,983

(Loss) / income from operations	(29,298)	1,166	(32,930)	7,065

Interest and other income, net	281	490	421	708

(Loss) / income before income taxes	(29,017)	1,656	(32,509)	7,773

Income tax (benefit) provision	(6,258)	671	(7,672)	3,148

Net (loss) income	(22,759)	985	(24,837)	4,625

Net (loss) income per share—basic	($0.46)	$0.02	($0.51)	$0.10

Net (loss) income per share—diluted	($0.46)	$0.02	($0.51)	$0.09

Weighted average number of shares outstanding:

Basic:	49,097	48,624	49,048	48,606
Diluted:	49,097	49,722	49,048	49,970